UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2004

SAXON CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33485	54-2036376
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4860 Cox Road, Suite 300 Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 967-7400

(Former name or former address, if changed since last year)

Item 5.     Other Events.

        On January 26, 2004, Saxon Capital, Inc. (the “Company”) announced that that its Board of Directors has authorized the Company to convert to a real estate investment trust (“REIT”). The REIT conversion is subject to the approval of the Company’s shareholders. Attached as Exhibit 99.1 is a copy of the press release, which is incorporated herein by reference.

Item 7(c).   Exhibits.

        Exhibit 99.1 Press Release dated January 26, 2004.

Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAXON CAPITAL, INC. By: /s/ Robert B. Eastep —————————————— Robert B. Eastep Executive Vice President, Chief Financial Officer

Date: January 26, 2004

INDEX TO EXHIBITS

Exhibits

Exhibit 99.1 Press Release dated January 26, 2004.